Exhibit 10.2

First Amendment

to the

Opportunity Bank of Montana

Amended Salary Continuation Agreement

For

Peter J. Johnson

This First Amendment is adopted this 11th day of October, 2018 by Opportunity Bank of Montana located in Helena, Montana (the “Bank”).

The Bank and Peter J. Johnson (the “Executive”) executed the Amended Salary Continuation Agreement effective as of September 3, 2015 (the “Agreement”).

The undersigned hereby amends the Agreement for the purpose of increasing the benefits provided therein. Therefore, the following changes shall be made:

Section 2.1.1 of the Agreement shall be deleted in its entirety and replaced by the following:

2.1.1     Amount of benefit. The annual benefit under this section 2.1 is $78,000.

IN WITNESS OF THE ABOVE, the Bank hereby consents to this First Amendment.

Opportunity Bank of Montana

By:	/s/ Rick F. Hays

Title:	Director

Acknowledged:

/s/ Peter J. Johnson
Peter J. Johnson